ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
[signature]
Ross Miller
Secretary of State
State of Nevada

Document Number
20110248139-51
Filing Date and Time
03/31/2011 8:37 AM
Entity Number
E0190912011-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:
Trance Global Entertainment Group

2. Registered Agent for Service of Process: (check only one box)
[X] Commercial Registered Agent: Business Filings Incorporated
Name
[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Street Address | City | Nevada | Zip Code
Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)
Number of shares with par value: 75,000,000
Par value per share: $ 0.001
Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)
1) Barbara Walaszek
Name
Kusocinskiego 3, | Torun Poland | | 87-100
Street Address | City | State | Zip Code
2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)
The purpose of the corporation shall be:
To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)
Business Filings Incorporated
Name
X [signature] Mark Williams, AVP
Incorporator Signature
8040 Excelsior Dr., Ste 200 | Madison | WI | 53717
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.
X [signature] Mark Williams, AVP,
Business Filings Incorporated
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
March 31, 2011
Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TRANCE GLOBAL ENTERTAINMENT GROUP**, did on March 31, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 5, 2011.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20110401-0533
You may verify this certificate
online at **http://www.nvsos.gov/**